Exhibit 99.1

The Home Depot Announces First Quarter Fiscal 2024 Results;
Reaffirms Fiscal 2024 Guidance

ATLANTA, May 14, 2024 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $36.4 billion for the first quarter of fiscal 2024, a decrease of 2.3% from the first quarter of fiscal 2023. Comparable sales for the first quarter of fiscal 2024 decreased 2.8%, and comparable sales in the U.S. decreased 3.2%.

Net earnings for the first quarter of fiscal 2024 were $3.6 billion, or $3.63 per diluted share, compared with net earnings of $3.9 billion, or $3.82 per diluted share, in the same period of fiscal 2023.

“The team executed at a high level in the quarter, and we continued to grow market share,” said Ted Decker, chair, president and CEO. “And while the quarter was impacted by a delayed start to spring and continued softness in certain larger discretionary projects, we feel great about our store readiness, our product assortment in stores and online, and our associate engagement. Our associates are energized and ready to serve our customers as spring breaks across the country. I would like to thank them for their continued hard work and dedication to serving our customers and communities.”

Fiscal 2024 Guidance

The company reaffirms its fiscal 2024 guidance, which includes 53 weeks of operating results. In addition, in March, the Company entered into a definitive agreement to acquire SRS Distribution Inc. (SRS). Since the acquisition has not closed, the following guidance does not reflect any impacts from the SRS acquisition:

•Total sales growth of approximately 1.0% including the 53rd week
◦53rd week projected to add approximately $2.3 billion to total sales
•Comparable sales to decline approximately 1.0% for the 52-week period
•Approximately 12 new stores
•Gross margin of approximately 33.9%
•Operating margin of approximately 14.1%
•Tax rate of approximately 24.5%
•Net interest expense of approximately $1.8 billion
•53-week diluted earnings-per-share-percent growth of approximately 1.0%
◦53rd week expected to contribute approximately $0.30 of diluted earnings per share

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the first quarter, the company operated a total of 2,337 retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs approximately 465,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services, including as a result of macroeconomic conditions; net sales growth; comparable sales; the effects of competition; our brand and reputation; implementation of interconnected retail, store, supply chain and technology initiatives; inventory and in-stock positions; the state of the economy; the state of the housing and home improvement markets; the state of the credit markets, including mortgages, home equity loans, and consumer credit; the impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, potential associates, suppliers and service providers; cost and availability of labor; costs of fuel and other energy sources; events that could disrupt our business, supply chain, technology infrastructure, or demand for our products and services, such as international trade disputes, natural disasters, climate change, public health issues, cybersecurity events, geopolitical conflicts, military conflicts, or acts of war; our ability to maintain a safe and secure store environment; our ability to address expectations regarding environmental, social and governance matters and meet related goals; continuation or suspension of share repurchases; net earnings performance; earnings per share; future dividends; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; changes in interest rates; changes in foreign currency exchange rates; commodity or other price inflation and deflation; our ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims, and litigation, including compliance with related settlements; the challenges of operating in international markets; the adequacy of insurance coverage; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of legal and regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2024 and beyond; financial outlook; the successful closing of the SRS acquisition; and the impact of acquired companies on our organization and the ability to recognize the anticipated benefits of any acquisitions.

Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our historical experience and our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Part I, Item 1A, "Risk Factors," and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2024 and also as may be described from time to time in future reports we file with the Securities and Exchange Commission. There also may be other factors that we cannot anticipate or that are not described herein, generally because we do not currently perceive them to be material. Such factors could cause results to differ materially from our expectations. Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our filings with the Securities and Exchange Commission and in our other public statements.

For more information, contact:

Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended
in millions, except per share data	April 28, 2024	April 30, 2023	% Change
Net sales	$36,418	$37,257	(2.3)%
Cost of sales	23,985	24,700	(2.9)
Gross profit	12,433	12,557	(1.0)
Operating expenses:
Selling, general and administrative	6,667	6,355	4.9
Depreciation and amortization	687	651	5.5
Total operating expenses	7,354	7,006	5.0
Operating income	5,079	5,551	(8.5)
Interest and other (income) expense:
Interest income and other, net	(57)	(33)	72.7
Interest expense	485	474	2.3
Interest and other, net	428	441	(2.9)
Earnings before provision for income taxes	4,651	5,110	(9.0)
Provision for income taxes	1,051	1,237	(15.0)
Net earnings	$3,600	$3,873	(7.0)%

Basic weighted average common shares	989	1,010	(2.1)%
Basic earnings per share	$3.64	$3.83	(5.0)

Diluted weighted average common shares	992	1,013	(2.1)%
Diluted earnings per share	$3.63	$3.82	(5.0)

	Three Months Ended
Selected Sales Data (1)	April 28, 2024	April 30, 2023	% Change
Customer transactions (in millions)	386.8	390.9	(1.0)%
Average ticket	$90.68	$91.92	(1.3)
Sales per retail square foot	$572.69	$592.94	(3.4)
 —————
(1)Selected Sales Data does not include results for HD Supply.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	April 28, 2024	April 30, 2023	January 28, 2024
Assets
Current assets:
Cash and cash equivalents	$4,264	$1,260	$3,760
Receivables, net	4,105	4,213	3,328
Merchandise inventories	22,416	25,371	20,976
Other current assets	1,837	1,579	1,711
Total current assets	32,622	32,423	29,775
Net property and equipment	25,997	25,674	26,154
Operating lease right-of-use assets	7,913	6,931	7,884
Goodwill	8,464	7,447	8,455
Other assets	4,234	3,911	4,262
Total assets	$79,230	$76,386	$76,530

Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$8	$—	$—
Accounts payable	12,563	12,630	10,037
Accrued salaries and related expenses	2,005	1,931	2,096
Current installments of long-term debt	763	1,338	1,368
Current operating lease liabilities	1,073	966	1,050
Other current liabilities	7,947	8,581	7,464
Total current liabilities	24,359	25,446	22,015
Long-term debt, excluding current installments	42,060	40,915	42,743
Long-term operating lease liabilities	7,107	6,209	7,082
Other long-term liabilities	3,884	3,454	3,646
Total liabilities	77,410	76,024	75,486
Total stockholders’ equity	1,820	362	1,044
Total liabilities and stockholders’ equity	$79,230	$76,386	$76,530

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
in millions	April 28, 2024	April 30, 2023
Cash Flows from Operating Activities:
Net earnings	$3,600	$3,873
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	837	793
Stock-based compensation expense	124	124
Changes in working capital	842	809
Changes in deferred income taxes	83	(59)
Other operating activities	11	74
Net cash provided by operating activities	5,497	5,614

Cash Flows from Investing Activities:
Capital expenditures	(847)	(905)
Other investing activities	17	2
Net cash used in investing activities	(830)	(903)

Cash Flows from Financing Activities:
Proceeds from short-term debt, net	8	—
Repayments of long-term debt	(1,172)	(1,063)
Repurchases of common stock	(649)	(2,887)
Proceeds from sales of common stock	62	15
Cash dividends	(2,229)	(2,118)
Other financing activities	(166)	(135)
Net cash used in financing activities	(4,146)	(6,188)
Change in cash and cash equivalents	521	(1,477)
Effect of exchange rate changes on cash and cash equivalents	(17)	(20)
Cash and cash equivalents at beginning of period	3,760	2,757
Cash and cash equivalents at end of period	$4,264	$1,260